As filed with the Securities and Exchange Commission on January 17, 2003
                                                    Registration No. 333-102066
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                    68-0397820
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                     371 Bel Marin Keys Boulevard, Suite 210
                            Novato, California 94949
                                 (415) 884-6700
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  Louis Drapeau
                             Chief Financial Officer
                          BioMarin Pharmaceutical Inc.
                     371 Bel Marin Keys Boulevard, Suite 210
                            Novato, California 94949
                                 (415) 884-6700
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:
                              Siobhan McBreen Burke
                      Paul, Hastings, Janofsky & Walker LLP
                       515 South Flower Street, 25th Floor
                       Los Angeles, California 90071-2371
                                 (213) 683-6000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE SECURITIES  AND EXCHANGE  COMMISSION,  ACTING  PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid by the registrant in connection with the sale of the common stock being registered:


             Securities and Exchange Commission registration fee....................        $13,800
             Legal fees and expenses................................................        $25,000
             Accountants' fees and expenses.........................................         $3,000
             Miscellaneous..........................................................         $2,000
                                                                                         =============
             Total..................................................................        $43,800

The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to the Amended and Restated Certificate of Incorporation with the Registrant; the Bylaws of the Registrant; Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant has entered into an indemnification agreement with each director and executive officer, whereby the Registrant has agreed to cover the indemnification obligations.

The Registrant maintains directors' and officers' insurance providing indemnification against certain liabilities for certain of the Registrant's directors, officers, affiliates, partners or employees.

The indemnification provisions in the Registrant's Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Act.

Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1B to Registrant's Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 6, 1999; (2) the Registrant's Bylaws filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and (3) the form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers filed as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1999, each incorporated by reference into this Registration Statement.

ITEM 16.  EXHIBITS

      Exhibit
       Number                        Description of Document
   -------------      ----------------------------------------------------------
        5.1*          Opinion of Paul, Hastings, Janofsky & Walker LLP.
       23.1*          Consent of Paul, Hastings, Janofsky & Walker LLP (included with Exhibit 5.1).
       23.2**         Consent of Arthur Andersen LLP.
       24.1           Power of Attorney (Filed Previously).
   -------------      ----------------------------------------------------------
*    Filed herewith.
** Omitted pursuant to Rule 437a promulgated under the Securities Act of 1933.


ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
         (iii) to include any material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant undertakes that: (1) for purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California, this 14th day of January, 2003.

                                 BIOMARIN PHARMACEUTICAL INC.

                                 By:  /s/ Fredric D. Price
                                      ---------------------------------------
                                          Fredric D. Price
                                          Chairman, Chief Executive Officer and
                                          Director (Principal Executive Officer)

                                   SIGNATURES


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:


                Signature                                         Title                                   Date
                ---------                                         -----                                   ----

/s/ Fredric D. Price                       Chairman, Chief Executive Officer and Director           January 14, 2003
-------------------------------------         (Principal Executive Officer)
Fredric D. Price

/s/ Louis Drapeau                          Chief Financial Officer, Vice President Finance and      January 14, 2003
-------------------------------------         Secretary (Principal Financial and
Louis Drapeau                                 Accounting Officer)

                  *                        Director                                                 January 14, 2003
-------------------------------------
Franz L. Cristiani

                  *                        Director                                                 January 14, 2003
-------------------------------------
Phyllis I. Gardner, M.D.

                  *                        Director                                                 January 14, 2003
-------------------------------------
Elaine Heron, PhD

                  *                        Director                                                 January 14, 2003
-------------------------------------
Erich Sager

                  *                        Director                                                 January 14, 2003
-------------------------------------
Vijay Samant

                  *                        Director                                                 January 14, 2003
-------------------------------------
Gwynn R. Williams

By: /s/ Fredric D. Price
-------------------------------------
Fredric D. Price
Attorney-In-Fact


                                  Exhibit Index

      Exhibit
       Number                      Description of Document
    -----------       ----------------------------------------------------------
        5.1*          Opinion of Paul, Hastings, Janofsky & Walker LLP.
       23.1*          Consent of Paul, Hastings, Janofsky & Walker LLP (included with Exhibit 5.1).
       23.2**         Consent of Arthur Andersen LLP.
       24.1           Power of Attorney (Filed Previously).
    -----------       ----------------------------------------------------------
*    Filed herewith.
** Omitted pursuant to Rule 437a promulgated under the Securities Act of 1933.